CONTACT:
Michael W. Kaplan
Chief Financial Officer
(714) 414-4003

PACIFIC SUNWEAR ANNOUNCES SECOND QUARTER OPERATING RESULTS;
ISSUES THIRD QUARTER GUIDANCE

- COMPARABLE STORE SALES UP 3%
- REPORTS SECOND QUARTER NON-GAAP EPS OF $0.02

ANAHEIM, Calif., August 29, 2013 --- Pacific Sunwear of California, Inc. (NASDAQ: PSUN) (the “Company”), announced today that net sales from continuing operations for the second quarter of fiscal 2013 ended August 3, 2013, were $215.2 million versus net sales from continuing operations of $197.3 million for the second quarter of fiscal 2012 ended July 28, 2012. Comparable store sales for the second quarter of fiscal 2013 increased 3%. The Company ended the second quarter of fiscal 2013 with 637 stores.

On a GAAP basis, the Company reported a loss from continuing operations of $19.2 million, or $(0.28) per diluted share, for the second quarter of fiscal 2013, compared to a loss from continuing operations of $18.0 million, or $(0.27) per diluted share, for the second quarter of fiscal 2012. The loss from continuing operations for the Company's second quarter of fiscal 2013 included a non-cash loss of $21.2 million, or $(0.31) per diluted share, compared to a non-cash loss of $8.2 million, or $(0.12) per diluted share, for the second quarter of fiscal 2012 related to the derivative liability that resulted from the issuance of the Convertible Series B Preferred Stock (the “Series B Preferred”) in connection with the term loan financing the Company completed in December 2011.

On a non-GAAP basis, excluding the non-cash loss on the derivative liability and store closure related charges, and using a normalized annual income tax rate of approximately 37%, income from continuing operations for the second quarter of fiscal 2013 was $1.2 million, or $0.02 per diluted share, as compared to a loss from continuing operations of $6.1 million, or $(0.10) per diluted share, for the same period a year ago. The 53rd week retail calendar shift contributed approximately $0.03 per share of the $0.12 per diluted share improvement compared to last year.

"We are pleased with our strong performance as evidenced by our sixth consecutive quarter of both positive comparable store sales growth and higher merchandise margins,” said Gary H. Schoenfeld, President and Chief Executive Officer. “We believe our customers are beginning to recognize and appreciate our diverse lens toward California lifestyle and our curated assortment of great brands and distinctive style which together are reestablishing PacSun's unique identity.”

Financial Outlook for Third Fiscal Quarter of 2013
The Company's guidance range for the third quarter of fiscal 2013 contemplates a non-GAAP loss per diluted share from continuing operations of between negative $0.09 and negative $0.04 and includes the impact of the 53rd week retail calendar shift.

The forecasted third quarter non-GAAP loss from continuing operations per diluted share guidance range is based on the following assumptions:

•	Comparable store sales from negative 1% to plus 3%;

•
An estimated $13 million reduction in revenue, a nearly 300 basis point decrease in gross margin, and a corresponding reduction of approximately $0.06 per diluted share as a result of the 53rd week retail calendar shift;

•	Revenue from $202 million to $209 million;

•	Gross margin rate, including buying, distribution and occupancy, of 25% to 27%;

•	SG&A expenses in the range of $55 million to $57 million; and

•	Applicable non-GAAP adjustments are tax effected using a normalized annual income tax rate of approximately 37%.

The Company's third fiscal quarter of 2013 guidance range excludes the quarterly impact of the change in the fair value of the derivative liability due to the inherently variable nature of this financial instrument.

Discontinued Operations
In accordance with applicable accounting literature and consistent with the Company's financial statement presentation in its fiscal 2012 annual report, the Company has reclassified the results of operations of its closed stores as discontinued operations for all periods presented, as applicable.

Derivative Liability
In fiscal 2011, as a result of the issuance of the Series B Preferred in connection with the Company's $60 million senior secured term loan financing with an affiliate of Golden Gate Capital, the Company recorded a derivative liability equal to approximately $15 million, which represents the fair value of the Series B Preferred upon issuance. In accordance with applicable U.S. GAAP, the Company has marked this derivative liability to fair value through earnings and will continue to do so on a quarterly basis until the shares of Series B Preferred are either converted into shares of the Company's common stock or until the conversion rights expire (December 2021). A key driver used in determining the fair value of the derivative liability each quarter is the Company's stock price. As the stock price increases, the fair value of the derivative liability generally will also increase. For example, the Company's stock price for the second quarter of fiscal 2013 ended August 3, 2013, was $4.47 compared to $2.81 for the first quarter of fiscal 2013 ended May 4, 2013, which resulted in a non-cash loss of $21.2 million in the second quarter.

About Pacific Sunwear of California, Inc.
Pacific Sunwear of California, Inc. and its subsidiaries (collectively, “PacSun” or the “Company”) is a leading specialty retailer rooted in the action sports, fashion and music influences of the California lifestyle. The Company sells a combination of branded and proprietary casual apparel, accessories and footwear designed to appeal to teens and young adults. As of August 29, 2013, the Company operates 638 stores in all 50 states and Puerto Rico. PacSun's website address is www.pacsun.com.

The Company will be hosting a conference call today at 4:30 p.m. Eastern time to review the results of its second fiscal quarter. A telephonic replay of the conference call will be available, beginning approximately two hours following the call, for one week and can be accessed in the United States and Canada at (855) 859-2056 or internationally at (404) 537-3406; passcode: 33306159. For those unable to listen to the live Web broadcast or utilize the call-in replay, an archived version will be available on the Company's investor relations website through midnight, December 4, 2013. Following the conference call, at approximately 5:15 p.m. Eastern time, Mr. Schoenfeld will make a live appearance on the show "Fast Money" on CNBC.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the accompanying table titled “Reconciliation of Selected GAAP Measures to Non-GAAP Measures” and the section following such table titled “About Non-GAAP Financial Measures.”

Pacific Sunwear Safe Harbor
This press release contains “forward-looking statements” including, without limitation, the statements made by Mr. Schoenfeld in the fourth paragraph and the statements made by the Company under the heading “Financial Outlook for Third Fiscal Quarter of 2013.” In each case, these statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company intends that these forward-looking statements be subject to the safe harbors created thereby. These statements are not historical facts and involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Uncertainties that could adversely affect the Company's business and results include, among others, the following factors: increased sourcing and product costs; adverse changes in U.S. and world economic conditions generally; adverse changes in consumer spending; changes in consumer demands and preferences; adverse changes in same-store sales; higher than anticipated markdowns and/or higher than estimated selling, general and administrative costs; currency fluctuations; competition from other retailers and uncertainties generally associated with apparel retailing; merchandising/fashion risk; lower than expected sales from private label merchandise; reliance on key personnel; economic impact of natural disasters, terrorist attacks or war/threat of war; shortages of supplies and/or contractors as a result of natural disasters or terrorist acts, which could cause unexpected delays in store relocations, renovations or expansions; reliance on foreign sources of production; and other risks outlined in the Company's filings with the Securities and Exchange Commission (“SEC”), including but not limited to the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2013, and subsequent periodic reports filed with the SEC. Historical results achieved are not necessarily indicative of future prospects of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur after such statements are made. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	For the Second Quarter Ended		For the First Half Ended
	August 3, 2013	July 28, 2012	August 3, 2013	July 28, 2012

Net sales	$215,245	$197,291	$385,082	$359,554
Gross margin	63,670	54,146	106,374	92,263
SG&A expenses	58,395	60,287	112,209	116,232
Operating income (loss)	5,275	(6,141)	(5,835)	(23,969)
Loss on derivative liability	21,154	8,219	30,444	1,886
Interest expense, net	3,439	3,454	6,986	6,763
Loss from continuing operations before income taxes	(19,318)	(17,814)	(43,265)	(32,618)
Income taxes	(74)	163	160	523
Loss from continuing operations	(19,244)	(17,977)	(43,425)	(33,141)
Income (loss) from discontinued operations, net of tax	—	439	—	(20)
Net loss	$(19,244)	$(17,538)	$(43,425)	$(33,161)

Loss from continuing operations per share:
Basic and diluted	$(0.28)	$(0.27)	$(0.64)	$(0.49)
Income (loss) from discontinued operations per share:
Basic and diluted	$—	$0.01	$—	$—
Net loss per share:
Basic and diluted	$(0.28)	$(0.26)	$(0.64)	$(0.49)
Weighted-average shares outstanding:
Basic and diluted	68,464	67,738	68,353	67,662

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	August 3, 2013	February 2, 2013	July 28, 2012

ASSETS
Current assets:
Cash and cash equivalents	$26,868	$48,733	$34,830
Restricted cash	—	—	405
Inventories	140,324	90,681	144,797
Prepaid expenses	15,922	12,815	17,165
Other current assets	4,170	2,912	6,366
Total current assets	187,284	155,141	203,563
Property and equipment, net	115,112	124,793	137,440
Other assets	33,165	33,878	35,130
Total assets	$335,561	$313,812	$376,133

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$84,986	$49,993	$85,852
Derivative liability	50,526	20,082	21,962
Other current liabilities	42,529	43,559	52,929
Total current liabilities	178,041	113,634	160,743
Deferred lease incentives	13,213	14,401	16,728
Deferred rent	15,858	16,133	16,517
Long-term debt	80,332	79,570	74,414
Other liabilities	25,586	25,714	26,201
Total liabilities	313,030	249,452	294,603
Total shareholders' equity	22,531	64,360	81,530
Total liabilities and shareholders' equity	$335,561	$313,812	$376,133

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	For the First Half Ended
	August 3, 2013	July 28, 2012
Cash flows from operating activities:
Net loss	$(43,425)	$(33,161)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	13,294	17,765
Asset impairment	1,431	3,540
Loss on disposal of property and equipment	42	118
Loss on derivative liability	30,444	1,886
Amortization of debt discount	1,064	787
Non-cash stock-based compensation	1,716	1,466
Changes in assets and liabilities:
Inventories	(49,643)	(56,057)
Accounts payable and other current liabilities	33,131	52,500
Other assets and liabilities	(5,144)	(2,393)
Net cash used in operating activities	(17,090)	(13,549)
Cash flows from investing activities:
Purchases of property and equipment	(4,484)	(9,068)
Restricted cash	—	8,188
Proceeds from insurance settlements	—	653
Net cash used in by investing activities	(4,484)	(227)
Cash flows from financing activities:
Payments under credit facility borrowings	—	(1,254)
Principal payments under mortgage borrowings	(284)	(265)
Principal payments under capital lease obligations	(240)	(362)
Proceeds from exercise of stock options	233	181
Net cash used in financing activities	(291)	(1,700)
Net decrease in cash and cash equivalents	(21,865)	(15,476)
Cash and cash equivalents, beginning of period	48,733	50,306
Cash and cash equivalents, end of period	$26,868	$34,830

PACIFIC SUNWEAR OF CALIFORNIA, INC.
SELECTED STORE OPERATING DATA

	August 3, 2013	July 28, 2012
Stores open at beginning of year	644	733
Stores opened during the period	3	2
Stores closed during the period	(10)	(8)
Stores open at end of period	637	727

	August 3, 2013		July 28, 2012
	# of Stores	Square Footage (000s)	# of Stores	Square Footage (000s)
PacSun Core stores	520	2,046	607	2,351
PacSun Outlet stores	117	474	120	486
Total stores	637	2,520	727	2,837

PACIFIC SUNWEAR OF CALIFORNIA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in thousands, except per share data)

	For the Second Quarter Ended		For the First Half Ended
	August 3, 2013	July 28, 2012	August 3, 2013	July 28, 2012

GAAP SG&A expenses	$58,395	$60,287	$112,209	$116,232
Store closure charges (gains):
Asset impairments	—	28	—	44
Lease terminations	14	—	212	(45)
Non-GAAP SG&A expenses	$58,381	$60,259	$111,997	$116,233

GAAP loss from continuing operations	$(19,244)	$(17,977)	$(43,425)	$(33,141)
Store closure charges (gains), net of tax:
Asset impairments	—	18	—	28
Lease terminations	9	—	134	(28)
Derivative liability	21,154	8,219	30,444	1,886
Valuation allowance	(699)	3,614	4,660	11,613
Non-GAAP income (loss) from continuing operations	$1,220	$(6,126)	$(8,187)	$(19,642)

GAAP loss from continuing operations per share	$(0.25)	$(0.27)	$(0.64)	$(0.49)
Store closure charges (gains), net of tax:
Asset impairments	—	—	—	—
Lease terminations	—	—	—	—
Derivative liability	0.28	0.12	0.45	0.03
Valuation allowance	(0.01)	0.05	0.07	0.17
Non-GAAP income (loss) from continuing operations per share	$0.02	$(0.10)	$(0.12)	$(0.29)
Shares used in calculation(1)	76,015	67,738	68,353	67,662
(1) Non-GAAP income from continuing operations per share for the second quarter of 2013 includes the dilutive effect of stock-based awards and the Convertible Series B Preferred Stock related to the Company’s $60 million senior secured term loan with an affiliate of Golden Gate Capital.

ABOUT NON-GAAP FINANCIAL MEASURES
The accompanying press release dated August 29, 2013, contains non-GAAP financial measures. These non-GAAP financial measures include non-GAAP SG&A expenses, non-GAAP income (loss) from continuing operations and non-GAAP income (loss) from continuing operations per share for the second quarters and first half of fiscal 2013 and 2012, respectively, and non-GAAP loss from continuing operations per share guidance for the third quarter of fiscal 2013. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.  The Company computes non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. The Company may consider whether other significant items that arise in the future should be excluded from the non-GAAP financial measures. The Company has excluded the following items from all of its non-GAAP financial measures:

- Store closure charges (gains) - Derivative liability - Valuation allowance
The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company's operating results primarily because they exclude amounts that are not considered part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, individual operating segments or its senior management. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company's historical results and in providing estimates of future performance and that failure to report these non-GAAP measures, could result in confusion among analysts and others and create a misplaced perception that the Company's results have underperformed or exceeded expectations.